Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        Richard L. Brown & Company, P.A.
                         1810 S. MacDill Avenue, Suite 3
                                 Tampa, FL 33629

Raven Moon International, Inc.
120 International Parkway, Suite 220
Heathrow, Florida 32826

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated May 11, 2000, with respect to the financial statements of Raven Moon International, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8:

January 19, 2001

/s/  Richard L. Brown and Company, P.A.